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                                                                     EXHIBIT 3.1

                          FOURTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      of

                             VIGNETTE CORPORATION,
                            A DELAWARE CORPORATION

                 (Pursuant to Sections 228, 242 and 245 of the
               General Corporation Law of the State of Delaware)


          Vignette Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

          DOES HEREBY CERTIFY:

          FIRST: That the name of this corporation is Vignette Corporation, and that this corporation was originally incorporated on December 19, 1995, pursuant to the General Corporation Law.

          SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Third Amended and Restated Certificate of Incorporation and Certificate of Designation of Preferences of Series G Convertible Preferred Stock (collectively, the "Prior Certificate") of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

          "RESOLVED, that the Prior Certificate of this corporation be amended and restated in its entirety as follows:

                                 ARTICLE I.

     The name of this Corporation shall be:  Vignette Corporation.

                                 ARTICLE II.

     The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware. The name of the registered agent at that address is The Corporation Trust Company.

                                 ARTICLE III.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                 ARTICLE IV.

     The name and mailing address of the incorporator of the Corporation is:

                         Ross B. Garber
                         One Far West Plaza
                         3410 Far West Boulevard, Suite 300
                         Austin, Texas  78731

                                 ARTICLE V.

     A. Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is 26,000,000 shares, (i) 17,000,000 shares of which shall be Common Stock, with a par value of $0.01 per share, and
(ii) 9,000,000 shares of which shall be Preferred Stock, with a par value of $0.01 per share.

     B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series. Subject to the provisions of
Part 4, the Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the General Corporation Law of the State of Delaware. Subject to the provisions of Part 4, the Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series is so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. The rights, preferences, restrictions and other matters relating to the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), which series shall consist of 407,500 shares, the Series B Convertible Preferred Stock (the "Series B Preferred Stock"), which series shall consist of 1,853,182 shares, the Series C Convertible Preferred Stock (the "Series C Preferred Stock"), which series shall consist of 1,865,000 shares, the Series D Convertible Preferred Stock (the "Series D Preferred Stock"), which series shall consist of 200,000 shares, the Series E Convertible Preferred Stock (the "Series E Preferred Stock"), which series shall consist of 2,358,492 shares, the Series F Convertible Preferred Stock (the "Series F Preferred Stock"), which series shall consist of 1,365,808 shares, the Series G Convertible Preferred Stock (the "Series G Preferred Stock"), which series shall consist of 191,022 shares, and the Series H Convertible Preferred Stock (the "Series H Preferred Stock"), which series shall consist of 580,000 shares, are as set forth below in this Article V.B.

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     Part 1.  Dividends.

     1A.  (i)   From and after January 1, 1999, (a) the holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $0.06 per share, (b) the holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $0.10 per share and (c) the holders of the then outstanding Series C Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $0.06 per share. Dividends on the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall accumulate and accrue on each such share from January 1, 1999 and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in paragraph 1B, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock.

          (ii) The holders of the outstanding Series D Preferred Stock shall be entitled to receive dividends on such shares when and as declared by the Board, and out of any funds legally available therefor; provided, however, that dividends shall accumulate and accrue at the same time or times and the same rate as dividends are paid on the Corporation's outstanding Common Stock. Dividends payable with respect to the Series D Preferred Stock shall be non-cumulative.

          (iii) From and after June 6, 2000, the holders of the then outstanding Series E Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $0.254 per share. Dividends on the Series E Preferred Stock shall accumulate and accrue on each such share from June 6, 2000 and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in paragraph 1B, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock.

          (iv) From and after April 22, 2001, the holders of the then outstanding Series F Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $0.628 per share. Dividends on the Series F Preferred Stock shall accumulate and accrue on each such share from April 22, 2001 and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in paragraph 1B, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock.

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          (v)   The holders of the outstanding Series G Preferred Stock shall be entitled to receive dividends on such shares when and as declared by the Board, and out of any funds legally available therefor; provided, however, that dividends shall accumulate and accrue at the same time or times and the same rate as dividends are paid on the Company's outstanding Common Stock. Dividends payable with respect to the Series G Preferred Stock shall be non-cumulative.

          (vi) From and after November 30, 2001, the holders of the then outstanding Series H Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $.98 per share. Dividends on the Series H Preferred Stock shall accumulate and accrue on each such share from November 30, 2001 and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided in paragraph 1B, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock.

     1B. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock shall rank equally in all respects with respect to dividends; provided, however, that, except as set forth in paragraphs 2A and 3C, the Corporation shall not declare or pay dividends which are insufficient to pay all accrued dividends on each class or series of Preferred Stock outstanding unless such dividends are declared and paid to each class or series of Preferred Stock pro rata based on the accrued dividends with respect to such class or series as a percentage of accrued dividends for all classes or series of Preferred Stock. Unless full dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, (i) no dividend whatsoever other than a dividend payable solely in Common Stock shall be paid or declared, and no distribution shall be made, on any Common Stock, and (ii) no shares of Common Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisors to the Corporation or any Subsidiary pursuant to any Approved Plan or under the terms of the Stockholders Agreement, as amended.

     Part 2.  Liquidation Preference.

     2A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, (i) an amount for each share of Series A Preferred Stock then held by them equal to $1.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares), (ii) an amount for each share of Series B

                                       4
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Preferred Stock then held by them equal to $1.65 (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iii) an amount for each share of Series C Preferred Stock then held by them equal to $1.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iv) an amount for each share of Series D Preferred Stock then held by them equal to $1.65 (as adjusted for any stock dividends, combinations or splits with respect to such shares), (v) an amount for each share of Series E Preferred Stock then held by them equal to $4.24 (as adjusted for any stock dividends, combinations or splits with respect to such shares, (vi) an amount for each share of Series F Preferred Stock then held by them equal to $10.47 (as adjusted for any stock dividends, combinations or splits with respect to such shares) and
(vii) an amount for each share of Series H Preferred Stock then held by them equal to $16.33 (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus, in each case, any accrued and unpaid dividends on each such series of Preferred Stock, whether or not earned or declared, up to and including the date of full payment of such amount. If upon the occurrence of such event, the assets and funds thus distributed among the holders of each such series of Preferred Stock shall be insufficient to permit the payment to such holders of the full respective preferential amounts due with respect to the shares held by each such holder, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock in proportion to the relative liquidation preference of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock then held by them.

     2B. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, if the assets and surplus funds of the Company available for distribution to the Company's stockholders exceed the aggregate amount payable to the holders of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock, pursuant to paragraph 2A, then after the payments required by paragraph 2A shall have been made or irrevocably set apart for payment, the holders of the Series G Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and any other series of Preferred Stock, an amount for each share of Series G Preferred Stock then held by them equal to $10.47 plus any declared but unpaid dividends on the Series G Preferred Stock, up to and including the date of full payment of such amount. If, after the distribution of assets and funds to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock pursuant to paragraph 2A, the assets and funds thus distributed among the holders of the Series G Preferred Stock shall be insufficient to permit the payment to such holders of Series G Preferred Stock of the full respective preferential amounts due with respect to the shares held by each such holder, then the entire assets and funds of the Company legally available for distribution remaining after such distribution pursuant to paragraph 2A shall be distributed ratably among the holders of the Series G Preferred Stock in proportion to the shares of Series G Preferred Stock then held by them.

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     2C.  If the assets of the Corporation available for distribution to the
Corporation's stockholders exceed the aggregate amount payable to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock pursuant to paragraphs 2A and 2B above, then after the payments required by paragraphs 2A and 2B shall have been made or irrevocably set apart for payment, such assets shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (as if fully converted into Common Stock pursuant to part 5 hereof) and the holders of Common Stock; provided, that the amount which the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock shall be entitled to receive (including any accrued and unpaid dividends) pursuant to paragraph 2A above and this paragraph 2C, if any, in the aggregate shall not exceed $3.00 for each share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), $4.95 for each share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), $2.00 for each share of Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), $8.48 for each share of Series E Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), $20.94 for each share of Series F Preferred Stock (as adjusted for any stock dividends, combinations, or splits with respect to such shares) and $32.66 for each share of Series H Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares).

     2D. (i) A consolidation, merger or share exchange of the Corporation in which the holders of the Corporation's voting stock outstanding immediately prior to such consolidation, merger or share exchange do not hold a majority of the voting stock of the surviving or resulting entity outstanding immediately following such consolidation, merger or share exchange, and (ii) a sale, lease or transfer of all or substantially all of the assets of the Corporation, shall in any case be deemed to be a liquidation, dissolution or winding up within the meaning of this part 2.

     2E. The Corporation will give written notice of any liquidation, dissolution or winding up (or any transaction deemed to be a liquidation, dissolution or winding up pursuant to paragraph 2C above) to each record holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock not less than 60 days prior to the date stated therein for the distribution and payment of the amounts provided in this part 2. Such notice shall include an estimate of the amounts distributable in respect of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock (assuming no conversion of outstanding shares of any class or series of Preferred Stock) and each share of Common Stock (assuming conversion of all outstanding shares of each class or series of convertible Preferred Stock). Each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred, Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock may convert all or any portion of each such series of Preferred Stock into Common Stock pursuant to part 5 at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, share

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exchange or sale, lease or transfer of assets deemed to be a liquidation, dissolution or winding up of the Corporation as described in paragraph 2C above.

     Part 3.  Redemptions.

     3A. Each holder of Series A Preferred Stock with respect to Series A Preferred Stock only, each holder of Series B Preferred Stock with respect to Series B Preferred Stock only, each holder of Series E Preferred Stock with respect to Series E Preferred Stock only, each holder of Series F Preferred Stock with respect to Series F Preferred Stock only and each holder of Series H Preferred Stock with respect to Series H Preferred Stock only may elect to require the Corporation to redeem (the "Mandatory Redemptions") on or after the dates specified below (each a "Mandatory Redemption Date") up to (i) with respect to such holder of Series A Preferred Stock (A) that percentage of the shares of Series A Preferred Stock acquired by such holder (or its predecessors) pursuant to the February Purchase Agreement as set forth below opposite such Mandatory Redemption Date, less (B) the number of shares of Series A Preferred Stock redeemed by the Corporation pursuant to this paragraph 3A from such holder (or its predecessors) prior to the date of such election, (ii) with respect to such holder of Series B Preferred Stock (A) that percentage of the shares of Series B Preferred Stock acquired by such holder (or its predecessors) pursuant to the February Purchase Agreement or the July Purchase Agreement, as the case may be, as set forth below opposite such Mandatory Redemption Date, less (B) the number of shares of Series B Preferred Stock redeemed by the Corporation pursuant to this paragraph 3A from such holder (or its predecessors) prior to the date of such election, (iii) with respect to such holder of Series E Preferred Stock (A) that percentage of the shares of Series E Preferred Stock acquired by such holder (or its predecessors) pursuant to the June Purchase Agreement as set forth below opposite such Mandatory Redemption Date, less (B) the number of shares of Series E Preferred Stock redeemed by the Corporation pursuant to this paragraph 3A from such holder (or its predecessors) prior to the date of such election, (iv) with respect to such holder of Series F Preferred Stock (A) that percentage of the shares of Series F Preferred Stock acquired by such holder (or its predecessors) pursuant to the April Purchase Agreement as set forth below opposite such Mandatory Redemption Date, less (B) the number of shares of Series F Preferred Stock redeemed by the Corporation pursuant to this paragraph 3A from such holder (or its predecessors) prior to the date of such election and (v) with respect to such holder of Series H Preferred Stock (A) that percentage of the shares of Series H Preferred Stock acquired by such holder (or its predecessors) pursuant to the November Purchase Agreement as set forth below opposite such Mandatory Redemption Date, less (B) the number of shares of Series H Preferred Stock redeemed by the Corporation pursuant to this paragraph 3A from such holder (or its predecessors) prior to the date of such election:


           Mandatory                   Percentage of Shares Acquired
        Redemption Date                    Which May be Redeemed
        ---------------                    ---------------------
        April 22, 2005                             50%
        April 22, 2006                             75%
        April 22, 2007                             100%

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A holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series
E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock may require the Corporation to make a Mandatory Redemption by giving written notice to the Corporation of such election not less than 30 nor more than 90 days prior to a Mandatory Redemption Date. Upon receipt of such election, the Corporation (and such holder) will be obligated as provided in this paragraph 3A to redeem the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock as applicable, specified therein on such Mandatory Redemption Date. The Series
C Preferred Stock, Series D Preferred Stock and Series G Preferred Stock shall not be redeemable hereunder.

     3B. The holders of Series A Preferred Stock who elect to redeem shares of Series A Preferred Stock as provided in paragraph 3A shall be entitled to receive from the Corporation on a Mandatory Redemption Date cash in an amount equal to $1.00 plus any accrued and unpaid dividends on the Series A Preferred Stock for each share of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date. The holders of Series B Preferred Stock who elect to redeem shares of Series B Preferred Stock as provided in paragraph 3A shall be entitled to receive from the Corporation on a Mandatory Redemption Date cash in an amount equal to $1.65 plus any accrued and unpaid dividends on the Series B Preferred Stock for each share of Series B Preferred Stock to be redeemed on such Mandatory Redemption Date. The holders of Series E Preferred Stock who elect to redeem shares of Series E Preferred Stock as provided in paragraph 3A shall be entitled to receive from the Corporation on a Mandatory Redemption Date cash in an amount equal to $4.24 plus any accrued and unpaid dividends on the Series E Preferred Stock for each share of Series E Preferred Stock to be redeemed on such Mandatory Redemption Date. The holders of Series F Preferred Stock who elect to redeem shares of Series F Preferred Stock as provided in paragraph 3A shall be entitled to receive from the Corporation on a Mandatory Redemption Date cash in an amount equal to $10.47 plus any accrued and unpaid dividends on the Series F Preferred Stock for each share of Series F Preferred Stock to be redeemed on such Mandatory Redemption Date. The holders of Series H Preferred Stock who elect to redeem shares of Series H Preferred Stock as provided in paragraph 3A shall be entitled to receive from the Corporation on a Mandatory Redemption Date cash in an amount equal to $16.33 plus any accrued and unpaid dividends on the Series H Preferred Stock for each share of Series H Preferred Stock to be redeemed on such Mandatory Redemption Date.

     3C. If the funds of the Corporation legally available for redemption of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock to be redeemed on such Mandatory Redemption Date, those funds that are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred

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Stock, Series F Preferred Stock and Series H Preferred Stock ratably among the holders of such shares of Preferred Stock electing to have their shares redeemed on the basis of the respective redemption amounts due with respect to the shares held by each such holder. At any time and from time to time thereafter when additional funds of the Corporation are legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock such funds immediately will be used to redeem the balance of the shares of such Preferred Stock which the Corporation has become obligated to redeem on any Mandatory Redemption Date but which it has not redeemed and such funds will not be used for any other purpose, including to redeem any shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock or any other series of Preferred Stock which the Corporation is obligated to redeem on any subsequent date.

     3D. No share of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock is entitled to any dividends accruing after the date on which the redemption amount as provided in paragraph 3B with respect to such share of Preferred Stock is paid. On such date, all rights of the holder of such share of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock will cease, and such shares of Preferred Stock will not be deemed to be outstanding.

     3E. Any shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred. If fewer than the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of such Preferred Stock will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares.

     3F. Neither the Corporation nor any Subsidiary will redeem or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of such shares of Preferred Stock electing to be redeemed hereunder on the basis of the respective redemption amounts due with respect to the shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock owned by each such holder.

     Part 4.  Voting Rights.

     4A. Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to vote on all matters to come before the stockholders of the Corporation and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of each such series of Preferred Stock held of record by such holder could then be converted, pursuant to part 5, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. Except as otherwise expressly provided herein, in the Stockholders Agreement, in the resolutions establishing any other class or series of Preferred Stock or as required by law, the holders of Preferred Stock and Common

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Stock shall vote together and not as a separate class on all matters to come before the stockholders of the Corporation.

     4B. Without the affirmative vote of the holders of shares of Preferred Stock and Common Stock representing at least a majority of the votes represented by all shares of Preferred Stock and Common Stock outstanding, voting together as a single class, the Corporation shall not:

          (i) purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any of the Common Stock; provided, that this provision shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of or advisors to the Corporation or any Subsidiary pursuant to any Approved Plan or under the terms of the Stockholders Agreement; or

          (ii) increase or decrease (other than by the redemption or conversion of the Preferred Stock) the total number of authorized shares of Common Stock.

     4C. Without the affirmative vote of (i) the holders of then outstanding shares of Preferred Stock and Common Stock representing at least a majority of the votes represented by all then outstanding shares of Preferred Stock and Common Stock, voting together as a single class, (ii) the holders of 95% the shares of Series E Preferred Stock then outstanding, voting as a separate class,
(iii) the holders of 95% of the shares of Series F Preferred Stock then outstanding, voting as a separate class, and (iv) the holders of 80% of the shares of Series H Preferred Stock then outstanding, voting as a separate class, the Corporation shall not increase or decrease (other than by the redemption or conversion of the Preferred Stock) the total number of authorized shares of Preferred Stock or any series of Preferred Stock.

     4D. Without the affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each voting as a separate class, the Corporation shall not authorize the issuance of any new class or series of stock or reclassify any existing stock into stock having rights and preferences prior and superior to each such series of Preferred Stock.

     4E. Without the affirmative vote of the holders of at least 95% of the shares of Series E Preferred Stock then outstanding, voting as a separate class, the Corporation shall not:

          (i) authorize the issuance of any new class or series of stock or reclassify any existing stock into stock having rights and preferences prior and superior to such series of Preferred Stock; or

          (ii) make any amendment to the Certificate of Incorporation of the Corporation that would adversely affect the rights, preferences, privileges or restrictions of or on the holders of the Series E Preferred Stock.

     4F. Without the affirmative vote of the holders of at least 80% of the shares of Series F Preferred Stock then outstanding, voting as a separate class, the Corporation shall not:

          (i) authorize the issuance of any new class or series of stock or reclassify any existing stock into stock having rights and preferences prior and superior to such series of Preferred Stock; or

          (ii) make any amendment to the Certificate of Incorporation of the Corporation that would adversely affect the rights, preferences, privileges or restrictions of or on the holders of the Series F Preferred Stock.

     4G. Without the affirmative vote of the holders of at least 80% of the shares of Series H Preferred Stock then outstanding, voting as a separate class, the Corporation shall not:

          (i) authorize the issuance of any new class or series of stock or reclassify any existing stock into stock having rights and preferences prior and superior to such series of Preferred Stock; or

          (ii) make any amendment to the Certificate of Incorporation of the Corporation that would adversely affect the rights, preferences, privileges or restrictions of or on the holders of the Series H Preferred Stock.

     Part 5.  Conversion.

     5A.  Conversion Procedure.

          (i) Any holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock may convert all or any portion of the shares of each such series of Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed (i) with respect to shares of Series A Preferred Stock, by multiplying the number of shares of Series A Preferred Stock to be converted by an amount equal to $1.00 plus any accrued and unpaid dividends on each such share and dividing the result by the "Series A Conversion Price" (as defined below) then in effect; (ii) with respect to shares of Series B Preferred Stock, by multiplying the number of shares of Series B Preferred Stock to be converted by an amount equal to $1.65 plus any accrued and unpaid dividends on each such share and dividing the result by the "Series B Conversion Price" (as defined below) then in effect, (iii) with respect to shares of Series C Preferred Stock, by multiplying the number of shares of Series C Preferred Stock to be converted by an amount equal to $1.00 and dividing the result by the "Series C Conversion Price" (as defined below) then in effect, (iv) with respect to shares of Series D Preferred Stock, by multiplying the number of shares of Series D Preferred Stock to be converted by an amount equal to $1.65 and dividing the result by the "Series D Conversion Price" (as defined below) then in effect, (v) with respect to shares of Series E Preferred Stock, by multiplying the number of shares of Series E Preferred Stock to be converted by an amount equal to $4.24 plus any accrued and unpaid dividends on each such share and dividing the result by the "Series E Conversion Price" (as defined below) then in effect (vi) with respect to shares of Series F Preferred Stock, by multiplying the number of shares of Series F Preferred Stock to be converted by an amount equal to $10.47 plus any accrued and unpaid dividends on each such share and dividing the result by the "Series F Conversion Price" (as defined below) then in effect, (vii) with respect to shares of Series G Preferred Stock, by multiplying the number of shares of Series G Preferred Stock to be converted by an amount equal to $10.47 and dividing the result by the "Series G Conversion Price" then in effect and (viii) with respect to shares of Series H Preferred Stock, by multiplying the number of shares of Series H Preferred Stock to be converted by an amount equal to $16.33 plus any accrued and unpaid dividends on each such share and dividing the result by the "Series H Conversion Price" (as defined below) then in effect.

          (ii) Each conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of such Preferred Stock to be converted, together with properly executed conversion instructions or powers, have been surrendered for conversion at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such shares of Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraph (a) below), the Corporation will deliver to the converting holder:

                (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                (b) a certificate representing any shares of Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock will be made without charge to the holders of such shares of Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of each such series of Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

          (v) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (v), be deliverable upon any conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock the Corporation, in lieu of delivering the fractional share therefor, will pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

     5B.  Conversion Price.

          (i) The initial "Series A Conversion Price" will be $1.00 per share of Series A Preferred Stock. The initial "Series B Conversion Price" will be $1.65 per share of Series B Preferred Stock. The initial "Series C Conversion Price" will be $1.00 per share of Series C Preferred Stock. The initial "Series D Conversion Price" will be $1.65 per share of Series D Preferred Stock. The initial "Series E Conversion Price" will be $4.24 per share of Series E Preferred Stock. The initial "Series F Conversion Price" will be $10.47 per share of Series F Preferred Stock. The initial "Series G Conversion Price" will be $10.47 per share of Series G Preferred Stock. The initial "Series H Conversion Price" will be $16.33 per share of Series H Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series A Conversion Price, the Series B Conversion Price, the Series E Conversion Price, the Series F Conversion Price and the Series H Conversion Price (but not the Series C Conversion Price, the Series D Conversion Price or the Series G Conversion Price) also will be subject to adjustment from time to time pursuant to this part 5B.

          (ii) If and whenever on or after the date hereof, the Corporation issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series A Conversion Price will be reduced to the price determined by multiplying the Series A Conversion Price then in effect by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued or sold would purchase at such Series A Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if there are 1,600,000 shares of Common Stock outstanding and, after the date hereof, the Corporation issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series A Conversion Price immediately would be reduced to the price determined by multiplying $1.00, the Series A Conversion Price then in effect, by the following fraction:

              1,600,000.00  +      $  500,000.00
                              ------------------
                                   $        1.00
         ---------------------------------------
              1,600,000.00  +          1,000,000

       =      1,600,000.00  +         500,000.00
         ---------------------------------------
                                       2,600,000

       =                            2,100,000.00
                              ------------------
                                       2,600,000

       =           0.8077,
resulting in an adjusted Series A Conversion Price of $0.8077 ($1.00 x 0.8077). The following transactions shall not result in any adjustment of the Series A Conversion Price: (i) the issuance of Common Stock and the grant of options, warrants or rights and the issuance of Common Stock upon exercise thereof pursuant to any Approved Plan; (ii) the grant of warrants and the issuance of Common Stock upon exercise thereof pursuant to paragraph 8E(ii)(c) of the February Purchase Agreement; (iii) the issuance of shares of the Corporation's Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the issuance of Common Stock upon conversion thereof and (iv) the issuance of Common Stock upon conversion of the Series A Preferred Stock.

          (iii) If and whenever on or after the date hereof, the Corporation issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series B Conversion Price will be reduced to the price determined by multiplying the Series B Conversion Price then in effect by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued or sold would purchase at such Series B Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if there are 1,600,000 shares of Common Stock outstanding and, after the date hereof, the Corporation issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series B Conversion Price immediately would be reduced to the price determined by multiplying $1.65, the Series B Conversion Price then in effect, by the following fraction:

              1,600,000.00   +      $  500,000.00
                               ------------------
                                    $        1.65
         ----------------------------------------
              1,600,000.00   +          1,000,000

        =     1,600,000.00   +         303,030.30
         ----------------------------------------
                                        2,600,000

        =                            1,903,030.30
                               ------------------
                                        2,600,000

        =          0.7319,

resulting in an adjusted Series B Conversion Price of $1.21 ($1.65 x 0.7319). The following transactions shall not result in any adjustment of the Series B Conversion Price: (i) the issuance of Common Stock and the grant of options, warrants or rights and the issuance of Common Stock upon exercise thereof pursuant to any Approved Plan; (ii) the issuance of shares of the Corporation's Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the issuance of Common Stock upon conversion thereof and (iii) the issuance of Common Stock upon conversion of the Series B Preferred Stock.

          (iv) (a) If and whenever on or after the date hereof, the Corporation issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series E Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series E Conversion Price will be reduced to the price determined by multiplying the Series E Conversion Price then in effect by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus
(b) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued or sold would purchase at such Series E Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if there are 1,600,000 shares of Common Stock outstanding and, after the date hereof, the Corporation issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series E Conversion Price immediately would be reduced to the price determined by multiplying $4.24, the Series E Conversion Price then in effect, by the following fraction:

              1,600,000.00   +      $  500,000.00
                               ------------------
                                    $        4.24
         ----------------------------------------
              1,600,000.00   +          1,000,000

        =     1,600,000.00   +         117,924.53
         ----------------------------------------
                                        2,600,000

        =                            1,717,924.53
                               ------------------
                                        2,600,000

        =          0.6607,

resulting in an adjusted Series E Conversion Price of $2.80 ($4.24 x 0.6607). The following transactions shall not result in any adjustment of the Series E Conversion Price: (i) the issuance of Common Stock and the grant of options, warrants or rights and the issuance of Common Stock upon exercise thereof pursuant to any Approved Plan; (ii) the issuance of shares of Common Stock upon conversion of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; (iii) the issuance of up to 7,500 shares of the Corporation's Series A Preferred Stock and up to 65,368 shares of the Corporation's Series D Preferred Stock pursuant to outstanding warrants and the issuance of Common Stock upon conversion thereof and (iv) the issuance of Common Stock upon conversion of the Series E Preferred Stock.

                (b) Notwithstanding the foregoing subparagraph (a), if (X) the gross proceeds of sales of Series E Preferred Stock on or within 60 days following June 6, 1997 are less than $6,000,000 and (Y) prior to the earlier of
(1) June 6, 1998 or (2) a subsequent equity financing of the Corporation at a price per share of at least $4.24 and in which the gross proceeds to the Corporation are at least $4,000,000, the Corporation issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series E Conversion

Price in effect immediately prior to the time of such issue or sale (a "Lesser Issuance"), then immediately upon such Lesser Issuance the Series E Conversion Price will be reduced to a price equal to the price paid per share in such Lesser Issuance; provided, however, that the following transactions shall not result in any adjustment of the Series E Conversion Price: (i) the issuance of Common Stock and the grant of options, warrants or rights and the issuance of Common Stock upon exercise thereof pursuant to any Approved Plan; (ii) the issuance of shares of Common Stock upon conversion of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; (iii) the issuance of up to 7,500 shares of the Corporation's Series A Preferred Stock and up to 65,368 shares of the Corporation's Series D Preferred Stock pursuant to outstanding warrants and the issuance of Common Stock upon conversion thereof and (iv) the issuance of Common Stock upon conversion of the Series E Preferred Stock; and provided, further, that the provisions of this subparagraph (b) shall apply to each Lesser Issuance until the occurrence of the first Lesser Issuance, if any, in which the gross proceeds to the Corporation are at least $4,000,000. The adjusted Series E Conversion Price following any subsequent Lesser Issuance shall be determined by the foregoing subparagraph (a).

          (v) (a) Subject to the application of subsection (v)(b) below, if and whenever on or after the date hereof, the Corporation issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series F Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series F Conversion Price will be reduced to the price determined by multiplying the Series F Conversion Price then in effect by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued or sold would purchase at such Series F Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if there are 1,600,000 shares of Common Stock outstanding and, after the date hereof, the Corporation issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series F Conversion Price immediately would be reduced to $8.38 per share pursuant to subparagraph (v)(b) below and would be further reduced pursuant to this subparagraph (v)(a) to the price determined by multiplying $8.38, the Series F Conversion Price then in effect, by the following fraction:

               1,600,000   +      $  500,000.00
                             ------------------
                                  $        8.38
         --------------------------------------
               1,600,000   +          1,000,000

        =      1,600,000   +          59,665.87
         --------------------------------------
                                      2,600,000

        =                          1,659,665.87
                             ------------------
                                      2,600,000

        =        0.6383,
resulting in an adjusted Series F Conversion Price of $5.35 ($8.38 x 0.6383). The following transactions shall not result in any adjustment of the Series F Conversion Price: (i) the issuance of Common Stock and the grant of options, warrants or rights and the issuance of Common Stock upon exercise thereof pursuant to any Approved Plan; (ii) the issuance of shares of Common Stock upon conversion of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; (iii) the issuance of up to 7,500 shares of the Corporation's Series A Preferred Stock and up to 65,368 shares of the Corporation's Series D Preferred Stock pursuant to outstanding warrants and the issuance of Common Stock upon conversion thereof and (iv) the issuance of Common Stock upon conversion of the Series F Preferred Stock.

                (b) If at any time during which the Series F Conversion Price is greater than $8.38 the Corporation shall issue additional shares of Common Stock without consideration or for a consideration per share less than the Series F Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series F Conversion Price shall be reduced, concurrently with such issue, to a price equal to the greater of (i) the price per share for such additional shares of Common Stock or (ii) $8.38. In the event that the price per share for such additional shares of Common Stock is lower than $8.38, then the Series F Conversion Price shall first be adjusted to $8.38 pursuant to this subsection (b), and any additional adjustment shall be made pursuant to the provisions of subsection (a). For example, if 1,000,000 additional shares of Common Stock are issued at price per share of $5.00 at a time when the Series F Conversion Price is $10.47, then (x) the Series F Conversion Price shall first be reduced to $8.38 pursuant to the application of this subsection (b), then (y) the Series F Conversion Price (as so adjusted) shall be subject to further adjustment under subsection (a) above, assuming an initial Series F Conversion Price of $8.38 for the purposes of applying the formula required thereby. All per share prices in this subsection shall be appropriately adjusted to reflect any stock dividends, combinations or splits with respect to such shares.

          (vi) (a) If and whenever on or after the date hereof, the Corporation issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series H Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series H Conversion Price will be reduced to the price determined by multiplying the Series H Conversion Price then in effect by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus
(b) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued or sold would purchase at such Series H Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if there are 1,600,000 shares of Common Stock outstanding and, after the date hereof, the Corporation issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series H Conversion Price immediately would be reduced to the price determined by multiplying $16.33, the Series H Conversion Price then in effect, by the following fraction:

              1,600,000.00  +      $  500,000.00
                              ------------------
                                   $       16.33
         ---------------------------------------
              1,600,000.00  +          1,000,000

        =     1,600,000.00  +          30,618.49
         ---------------------------------------
                                       2,600,000

        =                           1,630,618.49
                              ------------------
                                       2,600,000

        =           .6272,

resulting in an adjusted Series H Conversion Price of $10.24 ($16.33 x .6272). The following transactions shall not result in any adjustment of the Series H Conversion Price: (i) the issuance of Common Stock and the grant of options, warrants or rights and the issuance of Common Stock upon exercise thereof pursuant to any Approved Plan; (ii) the issuance of Common Stock upon conversion of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock and (iii) the issuance of Common Stock upon conversion of the Series H Preferred Stock.


                (b)  (i)   If, on or prior to June 30, 1999, the Corporation
issues shares of Common Stock (or securities convertible into or exchangeable for Common Stock) in its first underwritten offering by the Corporation of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, then in effect, or any comparable statement under any similar federal statute then in effect (an "IPO"), the Series H Conversion Price will be adjusted to the greater of $10.47 and a price equal to 80% of the per share IPO price; provided, however, that the Series H Conversion Price will not be adjusted to a number greater than a price equal to $230 million divided by the number of shares of Common Stock of the Corporation then outstanding (assuming the conversion or exchange of all outstanding securities convertible into or exchangeable for Common Stock of the Corporation, the issuance of all shares reserved for issuance under an Approved Plan and the exercise of all outstanding warrants to purchase capital stock of the Corporation but excluding the shares issued by the Corporation in the IPO) (for purposes of this subsection (b), the "Fully Diluted Shares Outstanding").

                     (ii) If the Corporation completes the IPO after June 30, 1999 the Series H Conversion Price will be adjusted to the greater of $10.47 and a price equal to (x) the sum of (1) $137 million and (2) the product of .40611 and the amount by which the valuation of the Corporation in the IPO exceeds $171 million, divided by (y) the Fully Diluted Shares Outstanding; provided, however, that the Series H Conversion Price will not be adjusted to a number greater than a price equal to $230 million divided by the Fully Diluted Shares Outstanding.

                     (iii) Adjustments made pursuant to the provisions of this subsection (b) shall be effective immediately prior to the IPO and shall be made before giving effect to any additional adjustments in connection with the IPO pursuant to subsection (a).

                     (iv) For purposes of this subsection (b), the valuation of the Corporation in the IPO is equal to the product of (A) the per share IPO price and (B) the Fully Diluted Shares Outstanding.

     5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Series A Conversion Price, Series B Conversion Price, Series E Conversion Price, Series F Conversion Price and Series H Conversion Price under paragraph 5B, the following will be applicable:

          (i) If the Corporation in any manner grants any Options or Options to purchase Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Corporation in any manner grants any Options or Options to purchase Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Corporation in any manner grants any Options or Options to purchase Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series E Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Corporation in any manner grants any Options or Options to purchase Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series F Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Corporation in any manner grants any Options or Options to purchase Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series H Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance of sale or such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options and upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities. No further adjustment of the Series B Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities. No further adjustment of the Series E Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities. No further adjustment of the Series F Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities. No further adjustment of the Series H Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such

Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series E Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series F Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series H Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price had been or are to be made pursuant to other provisions of this part 5, no further adjustment of the Series A Conversion Price will be made by reason of such issue or sale. No further adjustment of the Series B Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to other provisions of this part 5, no further adjustment of the Series B Conversion Price will be made by reason of such issue or sale. No further adjustment of the Series E Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series E Conversion Price had been or are to be made pursuant to other provisions of this part 5, no further adjustment of the Series E Conversion Price will be made by reason of such issue or sale. No further adjustment of the Series F Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series F Conversion Price had been or are to be made pursuant to other provisions of this part 5, no further adjustment of the Series F Conversion Price will be made by reason of such issue or sale. No further adjustment of the Series H Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series H Conversion Price had been or are to be made pursuant to other provisions of this part 5, no further adjustment of the Series H Conversion Price will be made by reason of such issue or sale.

          (iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price in effect at the time of such change will be readjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series B Conversion Price in effect at the time of such change will be readjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series E Conversion Price in effect at the time of such change will be readjusted to the Series E Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series F Conversion Price in effect at the time of such change will be readjusted to the Series F Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series H Conversion Price in effect at the time of such change will be readjusted to the Series H Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

          (iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price then in effect hereunder will be adjusted to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Conversion Price then in effect hereunder will be adjusted to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series E Conversion Price then in effect hereunder will be adjusted to the Series E Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series F Conversion Price then in effect hereunder will be adjusted to the Series F Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series H Conversion Price then in effect hereunder will be adjusted to the Series H Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v) If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the Fair Market Value thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

          (vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $0.01.

          (vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

          (viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the

Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price in effect immediately prior to such combination will be proportionately increased.

     5E. Certain Events. If any event occurs of the type contemplated by the provisions of this part 5 but not expressly provided for by such provisions (excluding for purposes of the Series C Conversion Price, the Series D Conversion Price and the Series G Conversion Price the matters described in subparts 5B and 5C), then the Board of Directors will make an appropriate adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price and Series H Conversion Price so as to protect the rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock; provided that no such adjustment will increase the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, Series F Conversion Price, Series G Conversion Price or Series H Conversion Price as otherwise determined pursuant to this part 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock.

     5F.  Notices.

          (i) Immediately upon any adjustment of the Series A Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series A Preferred Stock. Immediately upon any adjustment of the Series B Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series B Preferred Stock. Immediately upon any adjustment of the Series C Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series C Preferred Stock. Immediately upon any adjustment of the Series D Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series D Preferred Stock. Immediately upon any adjustment of the Series E Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series E Preferred Stock. Immediately upon any adjustment of the Series F Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series F Preferred Stock. Immediately upon any adjustment of the Series G Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series G Preferred Stock. Immediately upon any adjustment of the Series H Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series H Preferred Stock.

          (ii) The Corporation will give written notice to all holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record
(a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any matter referred to in paragraph 4B, 4C, 4D, 4E or 4F hereof, as applicable.

     5G. Automatic Conversion. All of the outstanding shares of Series A Preferred Stock shall be converted into Common Stock at the Series A Conversion Price then in effect without any further action on the part of the Corporation or any holder at the earlier to occur of (i) the closing and funding of a Qualified Public Offering or (ii) the date that through the redemption or conversion of Series A Preferred Stock, fewer than 266,666 shares of Series A Preferred Stock remain outstanding. All of the outstanding shares of Series B Preferred Stock shall be converted into Common Stock at the Series B Conversion Price then in effect without any further action on the part of the Corporation or any holder at the earlier to occur of (i) the closing and funding of a Qualified Public Offering or (ii) the date that through the redemption or conversion of Series B Preferred Stock, fewer than 55-2/3% of the total number of shares of Series B Preferred Stock issued and sold pursuant to paragraph 1C of the February Purchase Agreement remain outstanding. All of the outstanding shares of Series C Preferred Stock shall be converted into Common Stock at the Series C Conversion Price then in effect without any further action on the part of the Corporation or any holder at the earlier to occur of (i) the closing and funding of a Qualified Public Offering or (ii) upon the date that the Series B Preferred Stock is otherwise automatically converted into Common Stock. All of the outstanding shares of Series D Preferred Stock shall be converted into Common Stock at the Series D Conversion Price then in effect without any further action on the part of the Corporation or any holder at the earlier to occur of
(i) the closing and funding of a Qualified Public Offering or (ii) the date that the Series B Preferred Stock is otherwise automatically converted into Common Stock. All of the outstanding shares of Series E Preferred Stock shall be converted into Common Stock at the Series E Conversion Price then in effect without any further action on the part of the Corporation or any holder at the closing and funding of a Qualified Public Offering. All of the outstanding shares of Series F Preferred Stock shall be converted into Common Stock at the Series F Conversion Price then in effect without any further action on the part of the Corporation or any holder at the closing and funding of a Qualified Public Offering. All of the outstanding shares of Series H Preferred Stock shall be converted into Common Stock at the Series H Conversion Price then in effect without any further action on the part of the Corporation or any holder at the closing and funding of a Qualified Public Offering. All of the outstanding shares of Series G Preferred Stock shall be converted into Common Stock at the Series G Conversion Price then in effect without any further action on the part of the Company or any holder at the earlier to occur of (i) the closing and funding of a Qualified Public Offering, (ii) the date that the Series F Preferred Stock is automatically converted into Common Stock or (iii) such time as fewer than 25,000 shares of Series G Preferred Stock remain outstanding.

     Part 6.  Registration of Transfer.

     The Corporation will keep at its principal office a register for the registration of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock. Upon the surrender of any certificate representing shares of any such series of Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Preferred Stock represented by the surrendered certificate.

     Part 7.  Replacement.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Part 8.  Definitions.

     "Approved Plan" means the Corporation's 1995 Stock Option/Stock Issuance Plan as in effect as of the date hereof, as amended from time to time, and any other written stock option, stock purchase or similar incentive plan; provided that any such amendment or other plan is approved by a majority of the Board of Directors, with a majority of the Purchaser Directors concurring.

     "April Purchase Agreement" means the Stock Purchase Agreement, dated as of April 22, 1998 by and among the Corporation, the original purchasers of the Series F Preferred Stock, as such agreement may from time to time be amended in accordance with its terms.

     "Board of Directors" shall mean the board of directors of the Corporation.

     "Common Stock" means, collectively, the Corporation's Common Stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Convertible Securities" means securities convertible into or exchangeable for Common Stock or other Equity Securities.

     "Equity Security" means any stock or similar security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right; provided, that the term "Equity Security" shall exclude the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and the Common Stock issuable upon conversion thereof.

     "February Purchase Agreement" means the Stock Purchase Agreement, dated as of February 5, 1996, by and among the Corporation, the original purchasers of the Series A Preferred Stock and Series B Preferred Stock and certain other persons named therein, as such agreement may from time to time be amended in accordance with its terms.

     "Fair Market Value" means the fair market value as determined by a majority of the Board of Directors with a majority of the Purchaser Directors concurring.

     "July Purchase Agreement" means the Stock Purchase Agreement, dated as of July 19, 1996, by and among the Corporation and CNET, Inc., as such agreement may from time to time be amended in accordance with its terms.

     "June Purchase Agreement" means the Stock Purchase Agreements, dated as of June 6, 1997 and July 17, 1997, by and among the Corporation and the original purchasers of the Series E Preferred Stock, as each such agreement may be amended from time to time in accordance with its terms.

     "November Purchase Agreement" means the Stock Purchase Agreement, dated as of November 30, 1998, by and among the Corporation and the original purchasers of the Series H Preferred Stock, as each such agreement may be amended from time to time in accordance with its terms.

     "Options" means any rights or options to subscribe for or to purchase Common Stock or other Equity Securities.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Purchaser Directors" means the directors designated by the holders of Preferred Stock pursuant to the Stockholders Agreement.

     "Qualified Public Offering" means any underwritten offering by the Corporation of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, then in effect, or any comparable statement under any similar federal statute then in force, in which
(i) the aggregate cash proceeds to be received by the Corporation and selling stockholders from such offering (without deducting underwriting discounts, expenses and commissions) are at least $20,000,000, and (ii) the price per share paid by the public for such shares is at least $3.00 if determined with respect to Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), $4.95 if determined with respect to Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), $8.48 if determined with respect to Series E Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), $13.09 if determined with respect to Series F Preferred Stock or Series G Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) or $13.07 if determined with respect to Series H Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares).

     "Significant Subsidiary" means any Subsidiary which would constitute a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission or any successor rule.

     "Stockholders Agreement" means the Sixth Amended and Restated Stockholders Agreement dated November 30, 1998 by and among the Corporation, the original purchasers of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock, Ross B. Garber and Neil Webber and such other parties as may from time to time and with the consent of the Corporation becomes parties thereto, as such agreement may be amended from time to time.

     "Subsidiary" means any corporation more than 50% of the outstanding voting securities are owned by the Corporation or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Corporation or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

     Part 9.  Amendment and Waiver.

     No amendment, modification or waiver of this Article V.B will be binding or effective with respect to any provision of these terms without the affirmative vote of the holders of at least a majority of the shares of each such series of Preferred Stock outstanding at the time such action is taken, in each case, voting separately as a class and subject to any more protective requirements contained in Part 4 hereof; provided that no such action will change (a) the rate at which or the manner in which dividends on the shares of each such series of Preferred Stock accrue or the times at which such dividends become payable,
(b) the amount payable to holders of each such series of Preferred Stock or the participation by the holders of shares of each such series of Preferred Stock in payments or distributions of any assets or surplus funds of the Corporation upon the liquidation, dissolution or winding up of the Corporation (provided that this clause (b) shall not require the approval of the holders of any such series of Preferred Stock prior to the authorization, designation or issuance of any class or series of stock ranking on a parity with any such series of Preferred Stock as to participation in payments or distributions upon any such liquidation, dissolution or winding up), (c) the amount payable on redemption of the shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock or the times at which redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock is to occur, (d) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the

Series G Conversion Price or the Series H Conversion Price or the number of shares or class of stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock are convertible, or (e) the percentage required to approve any change described in this part 9, without (i) the affirmative vote of the holders of all the shares of Series A Preferred Stock then outstanding, voting separately as a class, as to such matters directly affecting the Series A Preferred Stock, (ii) the affirmative vote of the holders of all the shares of Series B Preferred Stock then outstanding, voting separately as a class, as to such matters directly affecting the Series B Preferred Stock, (iii) the affirmative vote of the holders of all of the shares of Series C Preferred Stock then outstanding, voting separately as a class, as to such matters directly affecting the Series C Preferred Stock, (iv) the affirmative vote of the holders of all of the Series D Preferred Stock then outstanding, voting separately as a class, as to such matters directly affecting the Series D Preferred Stock, (v) the affirmative vote of the holders of all of the Series E Preferred Stock then outstanding, voting separately as a class, as to such matters directly affecting the Series E Preferred Stock, (vi) the affirmative vote of the holders of all of the shares of Series F Preferred Stock then outstanding, voting separately as a class, as to such matters directly affecting the Series F Preferred Stock, (vii) the affirmative vote of the holders of all of the shares of Series G Preferred Stock then outstanding, voting separately as a class, as to such matters directly affecting the Series G Preferred Stock, (viii) the affirmative vote of the holders of all of the shares of Series H Preferred Stock then outstanding, voting separately as a class, as to such matters directly affecting the Series H Preferred Stock; and provided further that no change in the terms of this part 9 may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior approval of the holders of the applicable percentage of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock then outstanding.

     C. Common Stock. The Common Stock shall be subject to the prior and superior rights of the Preferred Stock and of any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote of each share of such stock upon matters presented to the stockholders.

                                 ARTICLE VI.

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

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

                                 ARTICLE VII.

     The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                 ARTICLE VIII.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE IX.

     Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE X.

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                  ARTICLE XI.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE XII.

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation."

                              *        *        *

          THIRD: That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

          FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

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

          IN WITNESS WHEREOF, Vignette Corporation has caused this Certificate to be executed by Gregory A. Peters, its President, this 30th day of November, 1998.

                              VIGNETTE CORPORATION



                              By:     /s/ Gregory A. Peters
                                 ---------------------------------------------
                                 Gregory A. Peters,
                                 President and Chief Executive Officer

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